Exhibit 1

                       DIRECTORS AND EXECUTIVE OFFICERS OF
                    SBC COMMUNICATIONS INC. AND SOUTHWESTERN
                          BELL INTERNET SERVICES, INC.

              The name, present principal occupation or employment, and the name of any corporation or other organization in which such employment is conducted, of each director, advisory director and executive officer of SBC Communications Inc. ("SBC") and Southwestern Bell Internet Services, Inc. ("SBIS"), as applicable, is set forth below. Except as set forth below each of the directors and executive officers is a citizen of the United States. The business address of each director and executive officer is SBC Communications Inc., 175 East Houston, San Antonio, TX 78205, unless otherwise noted. Unless otherwise indicated, each occupation set forth opposite an executive officer's name refers to employment with SBC.


   Name                    Present Principal Occupation or Employment

SBC:

DIRECTORS
---------
Edward E. Whitacre, Jr.    Chairman of the Board and Chief Executive Officer

Royce S. Caldwell          President - SBC Operations

Clarence C. Barksdale      Vice Chairman, Board of Trustees, Washington
                           University

James E. Barnes            Chairman of the Board, President and Chief
                           Executive Officer, MAPCO Inc., Retired

August A. Busch, III       Chairman of the Board and President, Anheuser-Busch
                           Companies, Inc.

Ruben R. Cardenas          Partner, Cardenas, Whitis & Stephen, L.L.P.,
                           Attorneys

William P. Clark           Chief Executive Officer, Clark Company

Martin K. Eby, Jr.         Chairman of the Board and Chief Executive Officer,
                           The Eby Corporation

Herman E. Gallegos         Independent Management Consultant

Jess T. Hay                Chairman, HCB Enterprises Inc.; Chairman of the
                           Texas Foundation for Higher Education

Bobby R. Inman             United States Navy, Retired

Charles F. Knight          Chairman and Chief Executive Officer,
                           Emerson Electric Co.


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                                                                       Exhibit 1


Mary S. Metz               Dean, University Extension, University of California,
                           Berkeley

Haskell M. Monroe, Jr.     Dean of Faculties Emeritus and Director of Academic
                           Development, Texas A&M University

Toni Rembe                 Partner, Pillsbury Madison & Sutro LLP

S. Donley Ritchey          Managing Partner, Alpine Partners

Joyce M. Roche             Independent Consultant

Richard M. Rosenberg       Chairman and Chief Executive Officer (Retired),
                           BankAmerica Corporation

Carlos Slim Helu*          Chairman of the Board, Grupo Carso, S.A. de C.V.

Patricia P. Upton          President and Chief Executive Officer,
                           Aromatique, Inc.

ADVISORY DIRECTOR
-----------------

Gilbert F. Amelio          Technologist, Aircraft Ventures, LLC

EXECUTIVE OFFICERS
------------------

Edward E. Whitacre, Jr.    Chairman of the Board, President and Chief
                           Executive Officer

Royce S. Caldwell          President - SBC Operations

Cassandra C. Carr          Senior Vice President - Regulatory

J. Cliff Eason             President - SBC International

James D. Ellis             Senior Executive Vice President and General Counsel

Charles E. Foster          Group President - SBC

Karen Jennings             acting Senior Vice President - Human Resources

James S. Kahan             Senior Vice President - Corporate Development

Donald E. Kiernan          Senior Vice President, Treasurer and Chief
                           Financial Officer

Stanley T. Sigman          President and Chief Executive Officer -
                           SBC Wireless, Inc.


----------------
     *Citizen of Mexico

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


                                                                       Exhibit 1

SBIS:

DIRECTORS
---------

Steven Hubbard             President - SBIS; President - Pacific Bell Internet**

J. Michael Turner          Executive Vice President, SBC Operations, Inc.***

EXECUTIVE OFFICERS
------------------

Steven Hubbard             President**


























----------------
** Mr. Hubbard's business address is 303 Second Street, San Francisco, California 94107.
*** Mr. Turner's business address is 530 McCullough, Suite 1415, San Antonio, Texas 78215.


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